Exhibit 10.1

Certain identified information (indicated by “[***]”) has been excluded from this exhibit because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

STRICT FORECLOSURE AGREEMENT

This Strict Foreclosure Agreement, dated as of November 17, 2020 (as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), by and among Summit Midstream Partners Holdings, LLC, a Delaware limited liability company (the “Borrower”), Summit Midstream Partners, LLC, a Delaware limited liability company (the “Parent” and, together with the Borrower, the “Debtors”), and Credit Suisse AG, Cayman Islands Branch, as collateral agent for and on behalf of the Lenders (as defined below) (in such capacity, the “Collateral Agent”).

RECITALS

I. The Borrower is party to that certain Term Loan Agreement, dated as of March 21, 2017 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”), by and among the Borrower, the lenders from time to party thereto (collectively, the “Lenders”), the Collateral Agent and Credit Suisse AG, Cayman Islands Branch, in its capacity the Administrative Agent (as defined therein) (the Administrative Agent and the Collateral Agent, each, an “Agent” and, unless the context requires otherwise, collectively, the “Agents”). All capitalized but undefined terms used herein shall have the meanings as set forth in the Credit Agreement or, if not defined therein, in the Collateral Agreement (as defined below).

II. Pursuant to the Credit Agreement, the Borrower has received Loans and other financial accommodations from the Lenders. As of the Effective Time, (i) the aggregate amount of outstanding Obligations is equal to $157,644,400.00, comprising (A) outstanding Loan principal in an aggregate amount equal to $155,200,000.00 and (B) accrued and unpaid interest and other Obligations (other than the outstanding principal) in an aggregate amount equal to $2,444,400.00 and (ii) there are no outstanding secured Swap Obligations. Accordingly, the Obligations constitute the only outstanding Secured Obligations for all purposes under the Loan Documents and otherwise.

III. In connection with the Borrower’s entry into the Credit Agreement and the Loans and other credit extensions and accommodations made to the Borrower by the Lenders thereunder, the Borrower, as “Grantor”, the Parent, as “Pledgor” and “Guarantor”, and the Collateral Agent entered into that certain Guarantee and Collateral Agreement, dated as of March 21, 2017 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Collateral Agreement”), pursuant to which the Parent guaranteed the payment and performance of the Secured Obligations, and the Debtors pledged in favor of the Collateral Agent (acting as agent for the benefit of the Lenders, as ultimate pledgees and beneficiaries of the rights granted under such pledge), and granted to the Collateral Agent (acting as agent for the benefit of the Lenders) a security interest in, and Lien on, the Collateral (including 34,604,581 common units (2,306,972 common units when adjusted for a 1-for-15 reverse common unit split) representing limited partner interests in Summit Midstream Partners, LP (the “SMLP Common Equity”) owned by the Borrower as of March 21, 2017 (such SMLP Common Equity, the “Specified Collateral”)).

IV. Pursuant to the Loan Documents (including Sections 8.01 and 8.15 of the Credit Agreement, and Section 8.14 of the Collateral Agreement) (i) the authority to enforce rights and remedies under the Loan Documents against the Debtors, and the right to institute all actions and proceedings in connection with such enforcement, has been vested in the Collateral Agent for the benefit of the Lenders, and the Secured Parties have appointed, authorized and instructed the Collateral Agent to, as agent on their behalf, take such actions, and to exercise such powers and discretions under the Loan Agreement, the other Loan Documents or any other instrument or document furnished pursuant thereto as are delegated to the Collateral Agent by the terms hereof or thereof, together with such powers as are incidental thereto and (ii) upon an Event of Default, the Collateral Agent is entitled to exercise in respect of the Collateral all rights and remedies provided for in the Collateral Agreement (including as set forth in Section 6.01 thereof), and all other rights and remedies otherwise available to it at law or in equity, including all rights and remedies of a secured creditor under the UCC (whether or not the UCC applies to the affected Collateral) (including the right under Sections 9-620 through 9-622 of the UCC to accept the Specified Collateral (or to direct the acceptance of the Specified Collateral by the Lenders in accordance with the Loan Documents) in full satisfaction of the Obligations, and the right to collect, enforce or satisfy any Secured Obligations then owing, whether by acceleration, foreclosure or otherwise) (collectively, the “Enforcement Rights”), which Enforcement Rights may be pursued separately, successively or simultaneously at the Collateral Agent’s discretion or as directed by the Required Lenders pursuant to the terms of the Credit Agreement.

V. As of the date hereof, (i) certain Events of Default (including an Event of Default pursuant to Section 7.01(b) of the Credit Agreement resulting from the Borrower’s failure to pay the principal amount constituting amortization payment due on September 30, 2020 as required under Section 2.07(a) of the Credit Agreement) (collectively, the “Existing Events of Default”) have occurred and are continuing, and no waiver or forbearance in respect thereof has been provided by any of the Secured Parties and (ii) as a result of the foregoing, (A) all Obligations have been properly, validly and unconditionally accelerated and declared by the Administrative Agent, at the direction of the Required Lenders, to be forthwith due and payable in full in accordance with the Credit Agreement, as set forth in further detail in that certain Notice of Event of Default and Acceleration, dated as of November 16, 2020 (the “Default and Acceleration Notice”) delivered by the Administrative Agent to the Borrower prior to the date hereof and (B) as a result of the Borrower’s failure to pay the amounts due upon acceleration, the Collateral Agent is immediately entitled to exercise all Enforcement Rights, and has been instructed and directed by the Required Lenders to exercise the foreclosure rights available under the UCC and applicable law, and as set forth and described further in this Agreement.

VI. The Debtors, certain Lenders constituting not less than the Required Lenders and certain other persons entered into that certain Transaction Support Agreement, dated as of September 29, 2020 (as modified from time to time, the “Transaction Support Agreement”) setting forth certain agreements with respect to the Existing Events of Default and certain other matters relating to the Obligations, and the parties are entering into this Agreement to effectuate certain transactions contemplated thereby.

VII. Subject to the terms and conditions hereof, the Transaction Support Agreement and the Consent Agreement (as defined in the Transaction Support Agreement), pursuant to Sections 9-620 through 9-622 of the UCC, in lieu of necessitating the Collateral Agent to make a proposal pursuant to Section 9-620 of the UCC or to undertake a foreclosure sale as provided under the Loan Documents and the UCC, the parties hereby agree that, at the Effective Time, the Borrower shall, at the direction of the Collateral Agent (acting in its capacity as the secured party of record with respect to the Specified Collateral for purposes of the UCC, and in its capacity as collateral agent for the Lenders in accordance with the Loan Documents) (which direction shall be deemed to be given by the Collateral Agent automatically at the Effective Time) convey to each Lender entitled to receive the same pursuant to the Loan Documents, the Transaction Support Agreement and the Consent Agreement (or, at such Lender’s election, to such Lender’s designee) (each such Lender or its designee, an “Applicable Transferee”), the relevant Applicable Transferee’s ratable share, calculated in accordance with the Credit Agreement (with respect to each Applicable Transferee, its “Ratable Share”) of the Borrower’s right, title and interest in and to the Specified Collateral, together with the corresponding Ratable Share of $6.5 million in cash (the “Additional Consideration”), in each case, directly or indirectly (including by conveying the same to the Collateral Agent for the account of, and further distribution to, each Applicable Transferee in accordance with this Agreement, the Transaction Support Agreement, the Consent Agreement and/or the Loan Documents, as applicable). In addition, contemporaneously with the conveyance by the Borrower of the Specified Collateral and Additional Consideration as described in the preceding sentence, the Borrower shall pay the Consent Premium (as defined in the Transaction Support Agreement) to each Applicable Transferee entitled to receive the same in accordance with the Transaction Support Agreement and the Consent Agreement (which payment may be made by the Borrower to the Collateral Agent for the account of, and further distribution to, the relevant Applicable Transferee). Upon, and subject to, receipt by the relevant Applicable Transferee of its Ratable Share of the Specified Collateral and Additional Consideration (and (if applicable) the Consent Premium payable to such Applicable Transferee) as described herein, the relevant Applicable Transferee shall be deemed to have accepted the same.

VIII. Each of the Debtors hereby consents, without any objection of any kind or nature, to acceptance of the Specified Collateral and the Additional Consideration (as described in the preceding paragraph) to the Applicable Transferees, which acceptance shall, to the extent permitted under the UCC and applicable law (and, subject to payment of the Consent Premium as required by the Transaction Support Agreement and/or the Consent Agreement), be made in full satisfaction of all then-outstanding Obligations (other than any obligations set forth in the provisions of the Term Loan Agreement and the other Loan Documents that expressly survive termination of the Term Loan Agreement or the other Loan Document pursuant to their terms after giving effect to the Mutual Release Agreement (as defined in the Transaction Support Agreement, the “Mutual Release Agreement”) (such surviving obligations, the “Surviving Obligations”)) (the foregoing transfer and acceptance of the Specified Collateral, the “Strict Foreclosure” and, together with all transactions relating thereto or consummated in connection therewith, the “Strict Foreclosure Transactions”).

IX. The Debtors acknowledge and agree that, in consideration for their consent to this Agreement and the conveyance of the Specified Collateral and the Additional Consideration as described above, and subject to the payment by the Debtors of the Consent Premium, the Debtors are receiving good and valuable consideration in the form of satisfaction in full and discharge of the Obligations (except any Surviving Obligations).

AGREEMENT

NOW THEREFORE, in consideration of the mutual promises and agreements set forth herein, the Debtors and the Collateral Agent (acting at the direction of the Required Lenders) are entering into this Agreement and hereby agree as follows:

1. Incorporation of Recitals; Defined Terms. The Recitals set forth above are true and correct, and are incorporated into, and form an integral, operative and legally valid, binding and fully enforceable material term of, this Agreement and the agreement among the parties contained herein.

2. Transfer and Acceptance.

2.1 Specified Collateral.

(a) At the Effective Time, at the direction of the Collateral Agent (which shall be deemed to have been given hereunder automatically and immediately at the Effective Time), the Borrower hereby assigns, transfers and delivers to the Collateral Agent (for further distribution to the Applicable Transferees of their Ratable Shares thereof in accordance with the terms of the Loan Documents) (or, if directed to do so in writing by the Collateral Agent prior to the Effective Time (such direction, the “Applicable Transferee Distribution Direction”), directly to the respective Applicable Transferees), and the Collateral Agent (or relevant Applicable Transferee, if the Applicable Transferee Distribution Direction has been provided) shall, in accordance with the Credit Agreement and the other Loan Documents, acquire and take assignment and delivery of, the Borrower’s right, title and interest in and to the Specified Collateral, and shall accept payment of the Additional Consideration (or, in the case of an Applicable Transferee, its Ratable Share of the Specified Collateral and Additional Consideration) pursuant to the Strict Foreclosure. For purposes of this Agreement and the Strict Foreclosure, the Collateral Agent and/or each Applicable Transferee that receives Specified Collateral in accordance with this clause (a) shall each constitute a “Specified Collateral Recipient”.

(b) Each of the Debtors acknowledges and agrees that, subject to payment of the Additional Consideration to the Applicable Transferee, upon the assignment, acquisition, delivery and/or transfer (as applicable) of the Specified Collateral as provided above, each Specified Collateral Recipient shall be the sole owner of the relevant portion of the Specified Collateral transferred to it, and shall be entitled to all proceeds of such Specified Collateral of any kind whatsoever, and no Debtor or any Affiliate thereof or any other Person shall be entitled to any such proceeds. Each of the Debtors shall hold, and shall cause each of its Affiliates to hold, for the benefit of and in trust for the Specified Collateral Recipients, all proceeds of the Specified Collateral of any kind whatsoever received by it. Each Debtor shall, immediately following the receipt of any such proceeds by such Debtor or any of its Affiliates, remit (or procure and cause to be remitted) to the Specified Collateral Recipient such proceeds (or, with respect to remittance to an Applicable Transferee, its Ratable Share thereof), and shall not commingle or permit the commingling of such proceeds with any other property of the Debtors or any other Person.

(c) The parties hereby further acknowledge and agree that if, upon consummation of the Strict Foreclosure Transaction, any Specified Collateral is registered in the name of the Collateral Agent, the Collateral Agent is hereby authorized by the Debtors (without the need for any further action or authorization) to take all actions and enter into any and all arrangements deemed by the Collateral Agent (in its discretion or at the direction of any Applicable Transferee) to be reasonably necessary or desirable in order to render any

Applicable Transferee the legal owner of its Ratable Share of the Specified Collateral (including to record and register such Specified Collateral in the name of such Applicable Transferee). Each Debtor hereby appoints the Collateral Agent as its attorney-in-fact, with full power and authority to (x) sign or endorse such Debtor’s name on the Specified Collateral (or any portion thereof) and on such other instruments or documents, in each case, to the extent the Collateral Agent (in its discretion or at the direction of any Applicable Transferee) deems the same to be reasonably necessary or desirable to create, establish, evidence, reflect, maintain, protect and/or enforce (as the case may be) the Collateral Agent’s or any Applicable Transferee’s rights in any Specified Collateral, (y) take any other action to enforce this Agreement and/or exercise the Collateral Agent’s or any Applicable Transferee’s rights in and to the Specified Collateral, and (z) collect or realize any proceeds of the Specified Collateral.

(d) Without limiting anything else herein (including Section 6.8 hereof) or in the Loan Documents, in addition to any other documents required to be delivered by it hereunder or in connection with the Strict Foreclosure Transactions, each Debtor hereby covenants and agrees to promptly deliver to the Collateral Agent or the relevant Applicable Transferee (as the case may be), all information related to the Specified Collateral and Additional Consideration (and, if applicable to the Applicable Transferee, the portion of the Consent Premium due to it pursuant to the Transaction Support Agreement and/or the Consent Agreement) that the Collateral Agent or such Applicable Transferee may reasonably request from time to time.

2.2 Compliance with the UCC.

(a) It is the express intent of the parties hereto that the Strict Foreclosure, including the acceptance and transfer of the Specified Collateral thereunder and as otherwise contemplated by this Agreement, be consummated pursuant to, and shall constitute an “acceptance” of collateral in full satisfaction of the Obligations (except any Surviving Obligations) in accordance with, and to the full extent required by, Sections 9-620, 9-621, 9-622 and any other comparable provision of the UCC. Accordingly, upon the Effective Time, to the extent permitted under the UCC and applicable law, all Liens securing the Obligations shall be deemed to be fully released, and the Credit Agreement and the other Loan Documents shall automatically terminate (except in the case of any provisions thereof that are expressed to survive any satisfaction, discharge, release or termination of the Obligations or Loan Document after giving effect to the Mutual Release Agreement).

(b) Without limiting anything else, for all purposes under the UCC and other applicable law (including the Securities Act of 1933) and the Loan Documents, and including to the extent necessary or desirable to effectuate the Strict Foreclosure in compliance with the requirements for a strict foreclosure pursuant to Sections 9-620, 9-621, 9-622 and each other comparable provision of the UCC, (i) each of the Collateral Agent and the Lenders shall be deemed pledgees of the Applicable Collateral, in each case, subject to the terms of the Loan Documents, and (ii) acceptance of the Specified Collateral in connection with the Strict Foreclosure by the Collateral Agent (as agent for and on behalf of the Lenders pursuant to the Loan Documents) or by the Applicable Transferees in accordance with the Loan Documents, shall, in each case, constitute “acceptance” of collateral by the pledgee for whose benefit the pledge was created, and shall have the same validity and legal force and effect, and, accordingly, shall act as the “acceptance” required to validly and properly effectuate a strict foreclosure pursuant to the UCC, other applicable law and/or the Loan Documents.

(c) The Debtors acknowledge and agree that this Agreement shall be deemed the Debtors’ acceptance and consent to strict foreclosure over, and the Collateral Agent’s or Applicable Transferee’s (as applicable) acceptance of, the Specified Collateral in full satisfaction of the Obligations (except any Surviving Obligations), subject to the other terms and conditions specified herein.

(d) Each Debtor (to the extent of any such right) hereby voluntarily: (i) waives any right to receive a proposal of strict foreclosure pursuant to Section 9-620 of the UCC, (ii) acknowledges that its execution of this Agreement constitutes a “record authenticated after default” for purposes of, and within the meaning of, Section 9-620(c)(2) of the UCC, (iii) agrees to fully cooperate with, and assist in, delivering, and in assigning or otherwise transferring the ownership interests in, and title to, the Specified Collateral, to the Collateral Agent and/or any Applicable Transferee (as applicable), including by executing or delivering such further instruments or documents, or taking such further actions, as are necessary or desirable to effectuate such transfer of ownership and title; (iv) acknowledges that the agreement by the Applicable Transferees and the Collateral Agent (as the case may be) to accept the Specified Collateral pursuant to the Strict Foreclosure is subject to the terms of, and conditional upon satisfaction of all applicable conditions set forth in, this Agreement, the Transaction Support Agreement and the Loan Documents, (v) waives its right to notification of disposition of the Specified Collateral under UCC Sections 9-611, 9-620 and 9-621 or other notification under other applicable law, under the Loan Documents, (vi) waives any right to a public auction of the Specified Collateral to the highest bidder, (vii) waives any right to redeem the Specified Collateral under UCC Section 9-623, the Loan Documents or otherwise, (viii) waives any right to any surplus value in the Specified Collateral under UCC Section 9-608, the Loan Documents or otherwise, (ix) waives any right to object to the transactions contemplated by this Agreement, (x) waives any other rights under the UCC, the Loan Documents, whether legal or equitable, which it may possess in and to the Specified Collateral and (xi) agrees that the transactions contemplated hereby are commercially reasonable.

3. Effective Time.

3.1 Effective Time. The Strict Foreclosure shall be deemed to have been consummated in accordance herewith and the applicable provisions of the UCC, Loan Documents, and Definitive Documents (as defined in the Transaction Support Agreement) on the date hereof immediately and automatically upon satisfaction of each of the following conditions precedent (the time of such satisfaction, the “Effective Time”):

(a) The Debtors shall have executed a General Assignment and Bill of Sale in substantially the form of Exhibit A hereto in favor of each Specified Collateral Recipient, and delivered the same to the Collateral Agent for further distribution to each Specified Collateral Recipient. The Additional Consideration and Consent Premium shall have been received by the applicable Persons entitled to the same pursuant to the applicable terms of the Loan Documents, Transaction Support Agreement and/or the Consent Agreement.

(b) All conditions precedent to the Closing Date (as defined in the Transaction Support Agreement), as set forth in the Transaction Support Agreement, shall have been satisfied or waived in accordance with the terms of the Transaction Support Agreement, as certified to the Collateral Agent (for the benefit of it and the Lenders) in writing on behalf of the Debtors by the secretary or other responsible officer of the Borrower.

(c) Each Debtor shall have delivered to the Collateral Agent (for the benefit of it and the Lenders) a copy of the resolution of the board of managers (or other equivalent body) of such Debtor authorizing such Debtor to enter into this Agreement and the Transaction Support Agreement, and to consummate the Strict Foreclosure Transactions, which resolution shall be certified in writing by the secretary or comparable officer of such Debtor.

(d) The Debtors shall have delivered all books and records relating to the Specified Collateral to the Collateral Agent (for further distribution to the Lenders), other than those subject to attorney-client privilege and/or the attorney work-product doctrine.

3.2 Post-Effective Time Matters. Upon consummation of the Strict Foreclosure at the Effective Time as provided above:

(a) The Borrower and the Collateral Agent (or any person or entity designated by the Borrower or the Collateral Agent as its delegate for this purpose) shall be authorized to file (at the sole cost and expense of the Borrower) the UCC termination statements and other applicable release and termination documentation necessary to effectuate, evidence or reflect in the public record, and/or to notify all applicable parties of, the release, discharge and termination of the Liens and Loan Documents described in Section 2.2(a) above.

(b) Without limiting the foregoing, the Collateral Agent shall be deemed authorized to release, and shall release, the Liens granted to it in favor of the Secured Parties on all property and assets constituting Collateral (other than the Specified Collateral), whereupon the title and interest therein shall be deemed to revert to the Debtor that granted such Lien, or to such other Person as shall be entitled thereto pursuant to applicable law, as the case may be.

4. Representations, Warranties, and Covenants of the Debtors. Each Debtor, for the benefit of the Collateral Agent and Applicable Transferees, represents, warrants and covenants as follows, in each case, at and as of the Effective Time:

4.1 Power and Authority. Such Debtor has all requisite limited liability company power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its obligations under, this Agreement.

4.2 Governmental Consents. The execution and delivery by such Debtor of this Agreement and the performance by it of this Agreement does not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

4.3 No Conflict; No Claims. The execution and delivery by such Debtor of this Agreement, the consummation by it of the Strict Foreclosure Transactions, and the performance by such Debtor of this Agreement does not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to such Debtor, or any order, judgment or decree of any court or other agency of government binding on such Debtor, (ii) violate any provision of any organizational documents of such Debtor or (iii) violate any material agreement or instrument to which such Debtor is a party or which binds such Debtor or its assets (including the Specified Collateral).

4.4 Binding Obligation. This Agreement has been duly executed and delivered by such Debtor and is the legally valid and binding obligation of such Debtor, enforceable against such Debtor in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

4.5 Title; Rights; Claims.

(a) To the Borrower’s knowledge, the Borrower is the sole legal and beneficial owner of the Specified Collateral, and no Person (other than the Collateral Agent and the Applicable Transferees) has any claim or interest of any kind whatsoever in, or any Lien on (including any security interest in any of the Specified Collateral that is subordinate to the Collateral Agent’s security interest therein as contemplated under Section 9-620(a)(2)(B) and other comparable provisions of the UCC), any of the Specified Collateral or any proceeds thereof as contemplated under Section 9-621(a)(1) and other comparable provisions of the UCC.

(b) All Equity Interests comprised in the Specified Collateral have been duly authorized and validly issued, are fully paid and non-assessable, and are not subject to any preemptive rights. Other than agreements with, or otherwise in favor of, the Collateral Agent or any of the Applicable Transferees (or any of their respective Affiliates), there are no agreements which may obligate any Debtor or any of their Affiliates to issue, purchase, register for sale, redeem or otherwise acquire any Equity Interests comprised in the Specified Collateral.

(c) No Debtor or any of their Affiliates has received an authenticated notification of a claim of an interest in any of the Specified Collateral as contemplated under Sections 9-620 and 9-621 and other comparable provisions of the UCC at any time on or prior to their acceptance, execution and delivery of this Agreement.

(d) As of ten (10) days before each Debtor’s acceptance of this Agreement, (i) no secured party or lienholder (other than the Collateral Agent) held a security interest in, or other Lien, on any of the Specified Collateral, whether perfected by compliance with a statute, regulation, or treaty described in Section 9-311(a) and other comparable provisions of the UCC, or otherwise and (ii) no secured party or lienholder (other than the Collateral Agent) held a security interest in, or other Lien on, any of the Specified Collateral that was perfected by the filing of a financing statement that (x) identified any of the Specified Collateral, (y) was indexed under any Debtor’s name as of such date, and (z) was filed in the office or offices in which to file a financing statement against any Debtor covering any of the Specified Collateral, in each case, as contemplated by Section 9-621(a)(2) and other comparable provisions of the UCC. Accordingly, no Debtor is aware of any Person to whom notice of the Strict Foreclosure is or was required to be sent by the Collateral Agent or any other Secured Party, or any Debtor pursuant to Section 9-621(a) and other comparable provisions of the UCC.

4.6 Liens. The Specified Collateral is subject to the provisions of the UCC and no Debtor is aware of any facts or circumstances that have resulted or may result (as of the moment in time immediately prior to the Effective Time) in the Collateral Agent failing to hold, on behalf of itself and the Lenders, a valid and perfected first priority Lien and security interest on the Specified Collateral.

4.7 Notice of Default; Acceleration; Other Liens.

(a) The Existing Events of Default have occurred and are continuing, and have not been waived by any Agent or Lender, and any forbearance in respect of any of the Existing Events of Default or any matters relating thereto (including any exercise of rights or remedies in connection therewith) provided by the Agent or a Lender will terminate automatically at the Effective Time.

(b) Notice of the occurrence and continuance of the Existing Events of Default has been properly and validly given to such Debtor by the Collateral Agent on behalf of the Secured Parties as required under the Loan Documents upon delivery of the Default and Acceleration Notice, and all other notices required to be delivered and any and all other actions required to be taken in connection with the acceleration of the Obligations have been given or taken, as applicable, and, accordingly, the Obligations have been properly, validly and unconditionally accelerated and declared to be forthwith due and payable in full in accordance with the Credit Agreement. Such Debtor shall not (and hereby irrevocably and unconditionally waives any right it may have to) contest or challenge the validity of the Default and Acceleration Notice or any such other notice described above, or the matters set forth therein (including the acceleration of the Obligations provided for thereunder). Without limiting the foregoing, such Debtor agrees that, in addition to any prior notices delivered by the Collateral Agent, this Agreement also constitutes any notice that may be given or required as a condition precedent to the Collateral Agent exercising any of its Enforcement Rights, and any and all grace or cure periods are hereby irrevocably and unconditionally waived and relinquished by such Debtor.

(c) The outstanding Obligations are due and payable in accordance with the terms of the Loan Documents, and are owed by such Debtor free of any offset, defense or counterclaim, and such Debtor will not (and hereby irrevocably and unconditionally waives any right it may have to) assert any set off, defense or counterclaim to the outstanding Obligations or any portion thereof.

5. Representations, Warranties and Covenants of the Collateral Agent: The Collateral Agent represents and warrants to the Debtors, each as to itself, as follows:

5.1 Power and Authority. It has all requisite power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its obligations under, this Agreement.

5.2 Governmental Consents. The execution and delivery by it of this Agreement and the performance by it of this Agreement does not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

5.3 No Conflict. The execution and delivery by it of this Agreement and the performance by it of this Agreement does not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to it, or any order, judgment or decree of any court or other agency of government binding on it, or (ii) violate any provision of any of its organizational documents.

5.4 Binding Obligation. This Agreement has been duly executed and delivered by it and is the legally valid and binding obligation of it enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

Notwithstanding anything to the contrary in this Agreement, the Transaction Support Agreement or any other document delivered on or prior to the date hereof, the Collateral Agent makes no representations about the validity of the strict foreclosure contemplated hereby or the transfers contemplated hereby, or the enforceability of this Agreement, except to the extent that any such matters are within the Collateral Agent’s power or control.

6. Miscellaneous.

6.1 General. Except as otherwise expressly provided in this Agreement or documents or agreements contemplated by this Agreement, all expenses of the preparation, execution and consummation of this Agreement and of the transactions contemplated hereby shall be borne by the party incurring such fees.

6.2 Notice. All notices, demands and other communications hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given if delivered personally or by courier, if mailed by certified mail return receipt requested, postage prepaid, or if sent by written telecommunication or electronic delivery, confirmation of receipt received, as follows:

If to the Collateral Agent, to:

c/o Credit Suisse AG, Cayman Islands Branch

Eleven Madison Avenue

New York, New York 10010

Attn: Sean Portrait

Email: [***]

With a copy sent contemporaneously to:

Simpson Thacher & Bartlett LLP

600 Travis Street, Suite 5400

Houston, TX 77002

Attention: Robert R. Rabalais

Email: [***]

and the Lenders under the Transaction Support Agreement, at:

Stroock & Stroock & Lavan LLP

180 Maiden Lane

New York, NY 10038

Attention: Kristopher M. Hansen, Marija Pecar and Isaac Sasson

Email: [***]

If to the Debtors, to:

Summit Midstream Partners Holdings, LLC

910 Louisiana Street, Suite 4200

Houston, Texas 77002

Attention: Megan Davis

Email: [***]

With a copy sent contemporaneously to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Attention: Christopher J. Marcus, P.C.

Email: [***]

Kirkland & Ellis LLP

300 North LaSalle

Chicago, Illinois 60654

Attention Stephen L. Iacovo

Email: [***]

6.3 Entire Agreement. Subject to anything contained in the Loan Documents (as in effect on the date hereof), this Agreement (and the related schedules, exhibits and agreements delivered in connection herewith) contains the entire understanding of the parties with respect to the subject matter hereof. This Agreement supersedes all prior agreements relating to the subject matter hereof (except the Loan Documents).

6.4 Amendments. No modification, amendment or supplement to, or waiver, forbearance or consent under or with respect to, this Agreement shall be effective without the prior written consent of the Debtors, the Collateral Agent and the Required Directing Lenders (as defined in the Transaction Support Agreement).

6.5 Governing Law. The validity and construction of this Agreement shall be governed by the internal laws of the State of New York without regard to principles of conflicts of laws.

6.6 Sections, Section Headings and Defined Terms. All enumerated subdivisions of this Agreement are herein referred to as “sections” or “subsections.” The headings of the sections and subsections are for reference only and shall not limit or control the meaning thereof. Capitalized terms contained in the exhibit to this Agreement, which are not otherwise defined in such exhibit, shall have the meaning ascribed to them in this Agreement.

6.7 Successors. This Agreement shall be binding upon, and inure to the benefit of, each of the parties hereto, and their respective heirs, successors and assigns.

6.8 Further Assurances. Without limiting anything in Section 2, from time to time, at the written request of another party hereto or of any Applicable Transferee, each party hereto shall (at the expense of the requesting party) execute and/or deliver (as applicable) such instruments, documents and agreements, and take such actions, as, in each case, such requesting party may deem reasonably necessary or desirable in order to effectuate, evidence, reflect or record any of the Strict Foreclosure Transactions, and/or assure that the transfers, purposes and objectives of this Agreement and the Strict Foreclosure Transactions are validly and fully accomplished.

6.9 Applicable Transferee Agreements and Rights; No Other Implied Rights or Remedies. Each Applicable Transferee or other Person that, pursuant to the Strict Foreclosure, accepts any Specified Collateral or otherwise acquires any right, title or interest in or to, any Specified Collateral, shall, by such acceptance or acquisition thereof, as applicable, be automatically and immediately deemed to have consented and agreed to the Strict Foreclosure (including the terms and manner of consummation thereof, and actions and agreements of the Persons involved therein in connection with implementation thereof). Each Debtor agrees that each provision of this Agreement that grants or purports to grant any right or remedy to any Applicable Transferee, or that otherwise requires any Debtor to take any action requested or required by, or comply with any instruction delivered by or on behalf of, any Applicable Transferee (including Section 2.1 and Section 6.8 of this Agreement) is intended for the benefit of, and shall be directly enforceable against such Debtor by, such Applicable Transferee, notwithstanding that such Applicable Transferee shall not be a signatory hereto or direct party hereunder. Except as provided in the preceding sentence, nothing herein is intended or shall be construed to confer upon or to give any person, firm, or corporation, other than the Collateral Agent and the Debtors, any rights or remedies under or by reason of this Agreement.

6.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by facsimile, email or other electronic means shall be equally as effective as delivery of an original executed counterpart of this Agreement.

6.11 Jurisdiction. The parties irrevocably and unconditionally submit to and accept the exclusive jurisdiction of the United States District Court for the Southern District of New York located in the Borough of Manhattan or the courts of the State of New York located in the County of New York for any action, suit or proceeding arising out of or based upon this Agreement or any matter relating to it and waive any objection that they may have to the laying of venue in any such court or that such court is an inconvenient forum or does not have personal jurisdiction over them.

6.12 Avoidance. Notwithstanding any other provision of this Agreement, and including in the event any Debtor becomes a debtor in a case under Title 11 of the United States Code (the “Bankruptcy Code”) subject to the Debtors’ rights under the Bankruptcy Code, in the event that any of the transactions contemplated hereby (including the transfer of the Specified Collateral, or any part thereof) is subsequently rescinded, invalidated, voided, declared to be a fraudulent or preferential transfer or set aside, and/or any property transferred hereby is required to be returned to a trustee, receiver or any other party, whether under any bankruptcy law, state or federal law, common law or equitable cause, or otherwise, then, the liabilities and obligations of the Debtors, the Credit Agreement, the Collateral Agreement and the other Loan Documents, to the extent they remain unsatisfied under the terms of the Credit Agreement, the Collateral Agreement and the other Loan Documents, shall be revived and reinstated, and shall continue in full force and effect until the Collateral Agent has received payment in full on such obligations, and the Debtors hereby agree to perform any and all acts and execute and deliver any and all further instruments that are necessary or required to ensure that the Collateral Agent, for the benefit of the Secured Parties, has a first priority security interest in the Collateral to secure such obligations. The provisions of this Section 6.11 shall survive the Closing.

[Remainder of page intentionally left blank; signature pages follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly respective officers as of the date and the year first above written.

SUMMIT MIDSTREAM PARTNERS HOLDINGS, LLC, as Borrower and Grantor under the Loan Documents, and as a Debtor hereunder

By:	/s/ J. HEATH DENEKE
Name: J. Heath Deneke
Title: President and Chief Executive Officer

SUMMIT MIDSTREAM PARTNERS, LLC, as Pledgor and Guarantor under the Loan Documents, and as a Debtor hereunder

By:	/s/ J. HEATH DENEKE
Name: J. Heath Deneke
Title: President and Chief Executive Officer

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Collateral Agent, on behalf of itself and the Secured Parties pursuant to the Credit Agreement and the other Loan Documents

By:	/s/ Didier Siffer
Name: Didier Siffer
Title: Authorized Signatory

By:	/s/ Megan Kane
Name: Megan Kane
Title: Authorized Signatory

[Signature Page to Strict Foreclosure Agreement]

Exhibit A

GENERAL ASSIGNMENT AND BILL OF SALE

[attached as Exhibit 10.2 to this Current Report on Form 8-K]